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                                                                    Exhibit J(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 20, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of C&B Equity Portfolio, C&B Equity Portfolio for Taxable Investors and C&B Mid Cap Equity Portfolio, each a portfolio of UAM Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights", "Independent Accountants", and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 15, 2001